                                                                  EXHIBIT (A)(6)

                   STATE STREET INSTITUTIONAL INVESTMENT TRUST
              AMENDMENT NO. 5 TO AGREEMENT AND DECLARATION OF TRUST

     AMENDMENT NO. 5 to the Agreement and Declaration of Trust of State Street Institutional Investment Trust (the "Trust"), dated February 16, 2000 (the "Agreement"), made at Boston, Massachusetts this 2nd day of October 2007.

     WHEREAS, the Trustees desire to establish and designate two new Series of Shares called "State Street Institutional Treasury Money Market Fund," and "State Street Institutional Treasury Plus Money Market Fund," and

     WHEREAS, the Trustees desire to add an additional class of shares to the State Street Institutional Liquid Reserves Fund, the State Street Institutional Tax Free Money Market Fund, the State Street Institutional Treasury Money Market Fund, the State Street Institutional Treasury Plus Money Market Fund and the State Street Institutional U.S. Government Money Market Fund, called "Investment Class Shares"; and

     WHEREAS, the Trustees desire to change the name of the classes of shares of the State Street Institutional Liquid Reserves Fund, the State Street Institutional Tax Free Money Market Fund and the State Street Institutional U.S. Government Money Market Fund to "Institutional Class Shares"; and

     WHEREAS, Section 5 of Article III of the Agreement provides that the Trustees may amend the Agreement to, among other things, change the designation of any Series or classes of Shares; and

     WHEREAS, Section 5 of Article III of the Agreement provides that the establishment and designation of any Series of Shares in addition to the Series established and designated in Section 6 of Article III shall be effective upon the execution by a majority of the then Trustees of an amendment to the Agreement, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument;

     NOW, THEREFORE, the undersigned Trustees hereby amend the Agreement as follows:

     The first paragraph of Section 6 of Article III of the Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted therefor:

          Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series of Shares be, and hereby are, established and designated as Multi-Class Series:

Name of Series                                                   Effective Date:
--------------                                                   ---------------
State Street Equity 500 Index Fund                               February 28, 2000
   Administrative Shares                                         February 12, 2004
   Service Shares                                                February 12, 2004
   Class R Shares                                                May 19, 2005
State Street Equity 400 Index Fund                               February 28, 2000
State Street Equity 2000 Index Fund                              February 28, 2000
State Street MSCI EAFE Index Fund                                February 28, 2000
State Street Aggregate Bond Index Fund                           February 28, 2000
State Street Institutional Liquid Reserves Fund                  May 13, 2004
   Institutional Class Shares                                    May 13, 2004
   Investment Class Shares                                       October 2, 2007

State Street U.S. Government Money Market Fund                   February 14, 2002
   Institutional Class Shares                                    February 14, 2002
   Investment Class Shares                                       October 2, 2007
State Street Institutional Limited Duration Bond Fund            February 6, 2007
State Street Institutional Tax Free Limited Duration Bond Fund   February 6, 2007
State Street Institutional Tax Free Money Market Fund            February 6, 2007
   Institutional Class Shares                                    February 6, 2007
   Investment Class Shares                                       October 2, 2007
State Street Institutional Treasury Money Market Fund            October 2, 2007
   Institutional Class Shares                                    October 2, 2007
   Investment Class Shares                                       October 2, 2007
State Street Institutional Treasury Plus Money Market Fund       October 2, 2007
   Institutional Class Shares                                    October 2, 2007
   Investment Class Shares                                       October 2, 2007

     IN WITNESS WHEREOF, the undersigned hereunto have set their hands in the City of Boston, Commonwealth of Massachusetts, as of the 2nd day of October 2007.


/s/ William L. Boyan                    /s/ Rina K. Spence
-------------------------------------   ----------------------------------------
William L. Boyan                        Rina K. Spence


/s/ Michael F. Holland                  /s/ Douglas T. Williams
-------------------------------------   ----------------------------------------
Michael F. Holland                      Douglas T. Williams


/s/ James E. Ross
-------------------------------------
James E. Ross